Exhibit 99.1

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FOR IMMEDIATE RELEASE
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Date:    December 11,  2003                                        DREW
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Contact: Leigh J. Abrams, President and CEO
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Phone:   (914) 428-9098 Fax:     (914) 428-4581
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E Mail:  Drew@drewindustries.com
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              Drew Industries Lists on the New York Stock Exchange

White Plains, New York - December 11, 2003 - Drew Industries Incorporated (NYSE:
DW) today announced that its stock will be listed on the New York Stock Exchange ("NYSE") beginning today, moving from the American Stock Exchange ("AMEX").

"We consider this a significant milestone in the progress of Drew Industries for our Company and its shareholders. We believe the New York Stock Exchange will provide our shareholders with an excellent trading environment and a platform with greater liquidity and transparency," said Leigh J. Abrams, President and CEO of Drew Industries. "This move follows Drew's strong operating performance and record financial results year-to-date. We are poised to continue our momentum into the coming year and look forward to the increased exposure and presence associated with a listing on the NYSE."

"The Exchange is privileged to welcome Drew Industries Incorporated to its family of listed companies, and looks forward to an outstanding partnership with Drew and its shareholders" said NYSE President and co-COO Catherine Kinney.

About Drew

Drew, through its wholly owned subsidiaries, Kinro and Lippert Components, supplies a broad array of components for recreational vehicles and manufactured homes. Drew's products include aluminum and vinyl windows and screens, doors, chassis, chassis parts, RV slide-out mechanisms and power units, bath and shower units, and electric stabilizer jacks. From 41 factories located throughout the United States and one factory in Canada, Drew serves most major national manufacturers of RVs and manufactured homes in an efficient and cost-effective manner. Additional information about Drew and its products can be found at www.drewindustries.com.

Forward Looking Statements

This press release contains certain statements, including the Company's plans and expectations regarding its operating strategies, products and costs, and its views of the prospects of the recreational vehicle and manufactured housing industries, which are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company's views, at the time such statements were made, with respect to the Company's future plans, objectives, events and financial results such as revenues, expenses, income, earnings per share, capital expenditures, and other financial items. Forward-looking statements are not guarantees of future performance; they are subject to risks and uncertainties. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

There are a number of factors, many of which are beyond the Company's control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include pricing pressures due to competition, raw material costs (particularly vinyl, aluminum, steel, glass, and ABS resin), availability of retail and wholesale financing for manufactured homes, availability and costs of labor, inventory levels of retailers and manufacturers, levels of repossessed manufactured homes, the financial condition of our customers, interest rates, and adverse weather conditions impacting retail sales. In addition, general economic conditions and consumer confidence may affect the retail sale of recreational vehicles and manufactured homes.

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